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                                  FORM 8-A/A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                           RICHEY ELECTRONICS, INC.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
           (Exact name of registrant as specified in its charter)

           DELAWARE                                      33-0594451
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (State of incorporation                (I.R.S. Employer Identification No.)
       or organization)


  7441 LINCOLN WAY, GARDEN GROVE, CALIFORNIA                      92641
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Address of principal executive offices)                     (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered

                 None                                  None
 . . . . . . . . . . . . . . . . . . .        . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . .        . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . .        . . . . . . . . . . . . . . . . . .


      If this Form relates to the registration of a class of debt securities and is effective upon filing, pursuant to General Instruction A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:


                        COMMON STOCK ($0.001 PAR VALUE)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                               (Title of class)
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The description of the Common Stock, par value $0.001 per share, set forth on page 43 of the Prospectus contained in the Registrant's Registration Statement on Form S-2 (No. 33-89690) filed with the Securities and Exchange Commission on February 23, 1995, as amended, under the heading "Description of Capital Stock - Common Stock" and "- Certain Certificate of Incorporation and Statutory Provisions" is incorporated herein by this reference.

ITEM 2.     EXHIBITS

      Restated Certificate of Incorporation, filed August 23, 1993, incorporated by reference to the Registration Statement on Form S-1, filed January 7, 1994 (file no. 33-73916).





                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        RICHEY ELECTRONICS, INC.

January 11, 1996

                                        By: /s/ RICHARD N. BERGER
                                            ------------------------------------
                                            Richard N. Berger
                                            Vice President, Secretary and
                                            Chief Financial Officer